UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 18, 2023

Date of Report

(Date of Earliest Event Reported)

WSFS Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Ave,

Wilmington, Delaware, 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (302) 792-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2023, WSFS Financial Corporation (the “Company”) terminated without cause the employment of Dominic C. Canuso as the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary. Mr. Canuso will continue to be employed by the Company through August 31, 2023. The Company’s decision to terminate Mr. Canuso’s employment was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

Mr. Canuso will receive severance payments and benefits in accordance with the terms and conditions of the Company’s previously disclosed Executive Severance Policy.

Effective August 18, 2023, Arthur J. Bacci, age 64, the Company’s current Executive Vice President and Chief Wealth Officer, will also serve as the Interim Chief Financial Officer of the Company. Additional Information about Mr. Bacci and his compensation is available in the Proxy Statement filed with the SEC on March 28, 2023, under the heading “Executive Leadership Team,” which is hereby incorporated by reference. Mr. Bacci will not receive any additional compensation, at this time, for his service as Interim Chief Financial Officer. Since the beginning of the last fiscal year, there have been no reportable related party transactions between the Company and Mr. Bacci.

Item 7.01 Regulation FD Disclosure.

On August 24, 2023, the Company issued a press release announcing Mr. Canuso’s departure and Mr. Bacci’s appointment, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words "will," “believe,” “expect,” “anticipate,” “plan,” “estimate,” “threshold,” “target,” “stretch,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law.

Item 9.01 Financial Statements and Other Exhibits.

(d) Exhibits.

99.1	Press release, dated August 24, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: August 24, 2023	By:	/s/ Rodger Levenson
Rodger Levenson
Chairman, President and Chief Executive Officer